Exhibit 10.33

 FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of April 4, 2024 with effect on January 1, 2024, by and between The OLB Group, Inc., a Delaware corporation (“Employer”), and Ronny Yakov, a natural person (“Executive”). Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Executive entered into an Employment Agreement, dated as of January 3, 2022 (the “Agreement”).

WHEREAS, Employer and Executive desire to, among other things, amend certain terms and conditions of the Agreement to correct a ministerial error in the terms relating to the exercise price of stock options awarded and automobile allowance under the Agreement as set forth herein.

AGREEMENT

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.	Amendment.

(a) Section 3(d) of the Agreement is hereby amended and replaced in its entirety with the following:

“(d) Stock Options: Effective on the earlier of January 1, 2022 or the date when the Company’s 2020 Equity Incentive Plan is amended to increase the number of shares of common stock available for grant, and on each January anniversary thereof during the Term provided that Executive is employed by the Company on such date(s), the Company shall grant to Executive, subject to the terms and conditions of a stock option agreement, options to acquire up to Two Hundred Thousand (200,000) shares of the Company’s common stock, with a per share exercise price equal to One Cent ($0.01) (each a “Stock Option”) and expiring ten years after the date of grant. Each Stock Option shall become exercisable as follows: 50% upon the grant date, then 25% upon each of the second and third anniversary of the date on which it is granted.”

(b) Section 3(e) of the Agreement is hereby amended and replaced in its entirety with the following:

(e) Automobile Allowance: During the Term, the Company shall provide Executive with an automobile allowance of Three Thousand Five Hundred Dollars ($3,500) per month.

(a) Section 16 of the Agreement is hereby amended and replaced in its entirety with the following:

16. Notices: Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company:

The OLB Group, Inc.

1120 Avenue of the Americas, 4th Floor

New York, New York 10036

Attn: Board of Directors

If to Executive:

Mr. Ronny Yakov

1 York Street, Apt 10A

New York, NY, 10013

or at such other address as shall be indicated to either party in writing. Notice of change of address shall be effective only upon receipt.

2.	Affirmation. This Amendment is governed by New York law and is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified herein, the Agreement shall continue in full force and effect in accordance with all of the terms and conditions thereof.

[Signature Page Follows]

Each of Employer and Executive has executed this Amendment as of the date first above written.

EMPLOYER:

The OLB Group, Inc.

By:	/s/ Rachel Boulds
Name:	Rachel Boulds
Title:	Chief Financial Officer

EXECUTIVE

/s/ Ronny Yakov
Ronny Yakov

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT]

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